thredUP Announces Third Quarter 2021 Results

•All-time quarterly revenue high of $63.3 million, representing 35% growth year-over-year
•Third quarter gross margin of 73% and gross profit growth of 41% year-over-year
•Record number of Active Buyers and Orders
•Announced the newest distribution center in Texas, expected to more than double our current capacity when fully operational
•Established new Resale-as-a-ServiceⓇ (RaaSⓇ) programs with adidas, Crocs, and Michael Stars

Oakland, CA – November 8, 2021 – ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for women’s and kids’ apparel, shoes, and accessories, announced today its financial results for the third quarter ended September 30, 2021.
“Third-quarter marked another quarter of exceptional financial performance, with our platform demonstrating strong resilience amidst headwinds posed by the pandemic,” said James Reinhart, CEO and co-founder at thredUP. “Supply continues to appear endless, demand for secondhand is increasing with more first-time buyers trying thredUP, and we’re doubling down on infrastructure investments so we can continue providing our buyers with a vast and ever-changing selection of great brands at great prices.”
Third Quarter 2021 Financial Highlights
•Revenue: Third quarter total revenue of $63.3 million, an increase of 35% year-over-year.

•Gross Profit and Gross Margin: Gross profit totaled $46.1 million representing growth of 41% year-over-year. Gross margin expanded to 73% from 70% in the comparable quarter last year.
•Net Loss: The GAAP net loss was $14.7 million, or 23% of revenue, for the third quarter 2021, compared to a GAAP net loss of $11.0 million, or 23% of revenue, for the third quarter 2020.
•Adjusted EBITDA and EBITDA Margin: The Adjusted EBITDA loss was $7.8 million, or 12% of revenue, for the third quarter 2021, compared to the Adjusted EBITDA loss of $7.5 million, or 16% of revenue, for the third quarter 2020.
•Active Buyers and Orders: Active Buyers of 1.4 million and Orders of 1.3 million growing 14% and 28%, respectively, over the comparable quarter last year.
•New Distribution Center outside Dallas, Texas: This four-level facility, which will be thredUP’s largest and most-automated distribution center to-date, is expected to boost our total distribution network capacity to 16.5 million items when fully operational, more than doubling our current capacity.
Recent Business Highlights
•Closed the Remix Acquisition: Acquisition closed in October (Q4), kickstarting our international expansion.
•Resale-as-a-ServiceⓇ (RaaSⓇ): thredUP announced new RaaS programs with adidas, Crocs, and Michael Stars and expanded its ongoing partnership with Madewell by launching “A Circular Store” in Brooklyn, NY.
•Strategic Investment in Latin America: thredUP completed a strategic investment in Vopero, a resale marketplace serving Latin America.
Remix Acquisition Closes
thredUP closed the acquisition of Remix in early October. The transaction marks thredUP’s official entry into Europe.

CEO and co-founder James Reinhart further commented, “thredUP is thrilled to bring our proprietary resale infrastructure and technology to Remix. We’re starting to integrate our proprietary software and systems into their existing operating platform and believe this will elevate the resale experience for buyers and sellers in Central and Eastern Europe.”
Financial Outlook
Guidance for the fourth quarter 2021 includes estimates for the Remix acquisition, which closed on October 7.
For the fourth quarter 2021, thredUP expects:
•Revenue in the range of $69 million to $71 million
•Gross margin in the range of 65% to 67%
•Adjusted EBITDA margin loss in the range of 17.0% to 15.0%
For the full fiscal year 2021, thredUP expects:
•Revenue in the range of $248 million to $250 million
•Gross margin of approximately 71%
•Adjusted EBITDA margin loss of approximately 15%

Conference Call and Webcast Information
•Conference Call: The live call is accessible in the U.S. and Canada at +1 800-353-6461 (code 3975322) and outside of the U.S. and Canada at +1 334-323-0501 (code 3975322).
•Webcast: The live and archived webcast and related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest resale platforms for women's and kids' apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. In 2018, we expanded our platform with thredUP's Resale-as-a-Service (RaaSⓇ), which facilitates modern resale for a number of the world's leading brands and retailers. thredUP has processed over 125 million unique secondhand items from 35,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2021;

statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the success of our RaaSⓇ model and the timing and plans for future RaaSⓇ clients; and our ability to attract new Active Buyers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in the final prospectus for our initial public offering filed on March 26, 2021 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account in our marketplace. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.

Orders are defined as the total number of orders placed by buyers across our marketplace, including through our RaaSⓇ partners, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP measure used by other companies.
A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, acquisition and offering related expenses, interest expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the fourth quarter of 2021 and full year 2021, depreciation and amortization is expected to be $2.7 million and $8.9 million, respectively. In addition, for the fourth quarter of 2021 and full year 2021, stock-based compensation expense is expected to be $3.0 million and $12.4 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$160,912	$64,485
Marketable securities	100,762	—
Accounts receivable, net	1,895	1,823
Inventory, net	4,106	3,519
Other current assets	7,773	5,332
Total current assets	275,448	75,159
Operating lease right-of-use assets	20,455	23,656
Property and equipment, net	49,451	41,131
Other assets	4,864	2,965
Total assets	$350,218	$142,911
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$8,407	$9,386
Accrued and other current liabilities	46,427	32,541
Seller payable	18,306	13,724
Operating lease liabilities, current	2,757	3,643
Current portion of long-term debt	7,757	3,270
Total current liabilities	83,654	62,564
Operating lease liabilities, non-current	19,225	21,574
Long-term debt	29,478	31,190
Other non-current liabilities	2,187	2,719
Total liabilities	134,544	118,047
Convertible preferred stock	—	247,041
Stockholders’ equity:
Common stock	10	1
Additional paid-in capital	513,124	29,989
Accumulated other comprehensive loss	(28)	—
Accumulated deficit	(297,432)	(252,167)
Total stockholders’ equity (deficit)	215,674	(222,177)
Total liabilities, convertible preferred stock and stockholders’ equity	$350,218	$142,911

ThredUp Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Consignment	$48,071	$33,657	$141,356	$103,885
Product	15,203	13,275	37,557	38,697
Total revenue	63,274	46,932	178,913	142,582
Cost of revenue:
Consignment	10,080	7,984	31,599	25,097
Product	7,100	6,172	17,370	19,072
Total cost of revenue	17,180	14,156	48,969	44,169
Gross profit	46,094	32,776	129,944	98,413
Operating expenses:
Operations, product and technology	32,081	25,856	91,455	73,480
Marketing	16,941	10,614	48,344	34,513
Sales, general and administrative	12,569	6,891	34,206	20,762
Total operating expenses	61,591	43,361	174,005	128,755
Operating loss	(15,497)	(10,585)	(44,061)	(30,342)
Interest and other (expense) income, net	799	(419)	(1,147)	(534)
Loss before provision for income taxes	(14,698)	(11,004)	(45,208)	(30,876)
Provision for income taxes	17	—	57	—
Net loss	$(14,715)	$(11,004)	$(45,265)	$(30,876)
Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.93)	$(0.65)	$(2.77)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	96,348,658	11,810,075	70,112,601	11,144,362

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(45,265)	$(30,876)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,147	3,868
Stock-based compensation expense	9,389	5,057
Reduction in the carrying amount of right-of-use assets	3,201	2,882
Changes in fair value of convertible preferred stock warrants and others	1,768	166
Changes in operating assets and liabilities:
Accounts receivable, net	(72)	1,032
Inventory, net	(587)	31
Other current and non-current assets	(4,720)	(176)
Accounts payable	574	6,029
Accrued and other current liabilities	14,082	4,252
Seller payable	4,582	4,023
Operating lease liabilities	(3,235)	(2,851)
Other non-current liabilities	4	1,700
Net cash used in operating activities	(14,132)	(4,863)
Cash flows from investing activities
Purchases of marketable securities	(102,715)	—
Maturities of marketable securities	1,600	—
Purchase of property and equipment	(15,207)	(14,359)
Net cash used in investing activities	(116,322)	(14,359)
Cash flows from financing activities
Proceeds from debt issuance, net of issuance costs	4,625	13,427
Repayment of debt	(2,000)	(1,190)
Proceeds from issuance of Class A common stock upon initial public offering and the follow-on offering, net of underwriting discounts and commissions	226,905	—
Proceeds from exercise of common stock options and withholding taxes for the net share settlement of restricted stock units	3,753	1,810
Payment of costs for the initial public offering and the follow-on offering	(4,251)	(651)
Net cash provided by financing activities	229,032	13,396
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	98,578	(5,826)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	67,539	87,853
End of period	$166,117	$82,027

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	$(14,715)	$(11,004)	$(45,265)	$(30,876)
Depreciation and amortization	2,248	1,425	6,147	3,868
Stock-based compensation expense	2,995	1,649	9,389	5,057
Acquisition and offering related expenses	1,020	—	1,020	—
Interest expense	619	368	1,751	865
Change in fair value of convertible preferred stock warrant liability	—	89	930	(84)
Provision for income taxes	17	—	57	—
Adjusted EBITDA	$(7,816)	$(7,473)	$(25,971)	$(21,170)
Adjusted EBITDA margin %	(12.4)%	(15.9)%	(14.5)%	(14.8)%

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